UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 14, 2005

BLUELINX HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32383	77-0627356

(Commission File Number)	(I.R.S. Employer Identification No.)

4300 WILDWOOD PARKWAY ATLANTA, GA 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 953-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following conditions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1 THE SECOND AMENDMENT TO THE LOAN AND SECURITY AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement

     On July 14, 2005, BlueLinx Corporation (the “Operating Company”), a wholly-owned subsidiary of BlueLinx Holdings Inc. (the “Registrant”), reached an agreement with Wachovia Bank, National Association (“Wachovia”) and the other signatories thereto to amend the terms of its existing revolving credit agreement. The Second Amendment to the Loan and Security Agreement dated May 7, 2004, will, among other things, increase the revolving loan limit to $800 million from $700 million, provide for a new $6 million term loan, modify the existing fixed charge coverage ratio covenant and expand certain criteria for the Operating Company’s borrowing base. A copy of the Second Amendment to the Loan and Security Agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

The following exhibit is filed herewith:

99.1	The Second Amendment to the Loan and Security Agreement dated May 7, 2004, as amended by that certain First Amendment to Loan and Security Agreement and Consent, dated as of October 26, 2004 by and between the Operating Company, Wachovia and the other signatories listed therein.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.
/s/ Charles H. McElrea
Name:	Charles H. McElrea
Title:	Chief Executive Officer

Date: July 18, 2005